                           The Adams Express Company

                             Seven St. Paul Street
                           Baltimore, Maryland 21202

                 --------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 --------------------------------------------

                                                              February 15, 2002

To the Stockholders of

    THE ADAMS EXPRESS COMPANY:

   Notice is hereby given that the Annual Meeting of Stockholders of THE ADAMS EXPRESS COMPANY, a Maryland corporation (the "Company"), will be held at the Royal Palms Hotel, 5200 East Camelback Road, Phoenix, Arizona, on Tuesday, March 26, 2002, at 11:00 a.m., for the following purposes:

   (1) to elect directors as identified in the Proxy Statement for the ensuing year;

   (2) to consider and vote upon the ratification of the selection of PricewaterhouseCoopers LLP as the firm of independent accountants to audit the books and accounts of the Company for or during the year ending December 31, 2002; and

   (3) to transact such other business as may properly come before the meeting or any adjournment thereof.

   Stockholders of record, as shown by the transfer books of the Company, at the close of business on February 15, 2002, are entitled to notice of and to vote at this meeting.

                                    By order of the Board of Directors,

                                    LAWRENCE L. HOOPER, JR.
                                    Vice President, Secretary and
                                    General Counsel

Baltimore, MD

   Note: Stockholders who do not expect to attend the meeting are requested to fill in, sign, date and return the accompanying proxy in the enclosed envelope without delay. Telephone and Internet voting are also offered.

                           The Adams Express Company

                             Seven St. Paul Street
                           Baltimore, Maryland 21202

                                --------------
                                Proxy Statement
                                --------------

   The Annual Meeting of Stockholders of The Adams Express Company, a Maryland corporation (the "Company"), will be held Tuesday, March 26, 2002, for the purposes set forth in the accompanying Notice of Annual Meeting. This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any and all adjournments thereof and is first being sent to stockholders on or about February 22, 2002.

   At the Annual Meeting, action is to be taken on (1) the election of a Board of Directors; (2) the ratification of the selection of independent accountants; and (3) the transaction of such other business as may properly come before the meeting.

   Except for Proposals (1) and (2) referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Stockholders retain the right to revoke executed proxies at any time before they are voted by written notice to the Company, by executing a later dated proxy, or by appearing and voting at the meeting. All shares represented at the meeting by proxies in the accompanying form will be voted, provided that such proxies are properly signed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted for the election of directors and for Proposal (2) referred to above. Under Maryland law, there are no appraisal or other dissenter rights with respect to any matter to be voted on at the Annual Meeting that is described herein.

   The Company will pay all costs of soliciting proxies in the accompanying form. See "Other Matters" below. Solicitation will be made by mail, and officers, regular employees, and agents of the Company may also solicit proxies by telephone or personal interview. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

Shares Outstanding and Entitled to be Voted at Meeting

   Only stockholders of record at the close of business February 15, 2002, may vote at the Annual Meeting. The total number of shares of Common Stock of the Company outstanding and entitled to be voted on the record date was 85,171,062. Each share is entitled to one vote. The Company has no other class of security outstanding. For Proposal (1), referred to above, directors shall be elected by a plurality of the votes cast at the meeting. Proposal (2), referred to above, requires the affirmative vote of a majority of the votes cast at the meeting. Unless otherwise required by the Company's Articles of Incorporation or By-laws, or by applicable Maryland law, any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast at this meeting. Proxies received by the Company that are marked "withhold authority" or abstain, or that constitute a broker non-vote, are counted as present for purposes of determining a quorum at the meeting. Broker non-votes are shares held in the name of a broker or nominee for which the broker or nominee indicates that instructions have not been received from the beneficial owner or person entitled to vote and the broker or nominee does not have discretionary voting power. Proxies marked "withhold authority", abstentions and broker non-votes do not count as votes cast with respect to any proposal, and therefore, such proxies would have no effect on the outcome of Proposals (1) and (2), above.

   As of December 31, 2001, the Company knows of no person or group of persons that owns beneficially more than 5 percent of the outstanding Common Stock of the Company, except as set forth immediately below. According to a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2002, Erik E. Bergstrom and related persons, directly and indirectly, own 5,908,800 shares of Common Stock of the Company, which represents 6.9% of the Company's outstanding Common Stock. Mr. Bergstrom disclaimed beneficial ownership of certain of these shares. Mr. Bergstrom's address is P.O. Box 126, Palo Alto, CA 94302.

(1) NOMINEES FOR ELECTION AS DIRECTORS

   Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors for the ensuing year, all of whom have consented to serve if elected:

   Enrique R. Arzac           W. D. MacCallan        John J. Roberts
   Daniel E. Emerson          W. Perry Neff          Susan C. Schwab
   Edward J. Kelly, III       Douglas G. Ober+       Robert J. M. Wilson
   Thomas H. Lenagh           Landon Peters

   If for any reason one or more of the nominees above named shall become unable or unwilling to serve (which is not now expected) when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other nominees above named and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. The directors elected will serve until the next annual meeting or until their successors are elected, except as otherwise provided in the By-laws of the Company.
----------
+ Mr. Ober is an "interested person," as defined by the Investment Company Act of 1940, because he is an officer of the Company.

Information as to Nominees for Election as Directors (as of December 31,
2001)/1/

   Set forth below with respect to each nominee for director are his or her name and age, any positions held with the Company, other principal occupations during the past five years, other directorships and business affiliations, the year in which he or she first became a director and the number of shares of Common Stock of the Company beneficially owned by him or her. Also set forth below is the number of shares of Common Stock beneficially owned by all the directors and officers of the Company as a group. A separate table is provided showing the dollar value range of the shares beneficially owned by each director.

                                                                                                               Shares of
                                                                                                                 Common
                                                                                                       Has       Stock
                                                                                                      been a  Beneficially
                            Name, Age, Positions with the Company, Other                             Director    Owned
                            Principal Occupations and Other Affiliations                              since   (a)(b)(c)(d)
                            --------------------------------------------                             -------- ------------
Independent Directors
---------------------
Enrique R. Arzac, 60, Professor of Finance and Economics, formerly Vice Dean of Academic Affairs       1983       9,214
 of the Graduate School of Business, Columbia University. Director of Petroleum & Resources
 Corporation* and Credit Suisse Asset Management Funds (8 funds) (investment companies).

Daniel E. Emerson, 77, Retired Executive Vice President of NYNEX Corporation, retired Chairman of      1982      19,759
 the Board of both NYNEX Information Resources Co. and NYNEX Mobile Communications Co.
 Previously, Executive Vice President and Director of New York Telephone Company. Presently,
 Chairman, The National YMCA Fund, Inc., and Director of Petroleum & Resources Corporation.

Edward J. Kelly, III, 48, President and Chief Executive Officer of Mercantile Bankshares Corporation   2001       1,000
 since March 2001. Formerly Managing Director with J.P. Morgan Chase (investment bank and global financial institution) from February 1996 to January 2001 and a partner with the New York
 City law firm of Davis Polk & Wardwell prior thereto. Director of Petroleum & Resources
 Corporation, Hartford Financial Services Group, and Constellation Energy Group; and member of
 Board of Trustees of Johns Hopkins University.

Thomas H. Lenagh, 83, Financial Advisor, Chairman of the Board, Inrad Corp. (crystals) since           1968       2,726
 August 1999. Formerly Chairman of the Board and Chief Executive Officer of Greiner Engineering
 Inc. (formerly Systems Planning Corp.) (consultants). Formerly Treasurer and Chief Investment
 Officer of the Ford Foundation (charitable foundation). Director of Gintel Fund, Cornerstone
 Funds, Inc. (3 funds), China Light Industry Fund, and Petroleum & Resources Corporation
 (investment companies). Director of ICN Pharmaceuticals International, Inc.

W. D. MacCallan, 74, Retired Chairman of the Board and Chief Executive Officer of the Company.         1971     147,420
 Director, former Chairman of the Board and Chief Executive Officer of Petroleum & Resources
 Corporation. Formerly, consultant to the Company and Petroleum & Resources Corporation.

W. Perry Neff, 74, Private Financial Consultant. Retired Executive Vice President of Chemical Bank.    1987       5,409
 Director of Petroleum & Resources Corporation.

----------
/1/ The information for Mr. Kelly is as of January 15, 2002.
* Non-controlled affiliate of the Company.

                                                                                                           Shares of
                                                                                                             Common
                                                                                                   Has       Stock
                                                                                                  been a  Beneficially
                          Name, Age, Positions with the Company, Other                           Director    Owned
                          Principal Occupations and Other Affiliations                            since   (a)(b)(c)(d)
                          --------------------------------------------                           -------- ------------
Landon Peters, 71, Private Investor. Formerly Investment Manager, Y.M.C.A. Retirement Fund,        1974       4,375
 and Executive Vice President and Treasurer and prior thereto Senior Vice President and
 Treasurer of The Bank of New York. Director of Petroleum & Resources Corporation.

John J. Roberts, 79, Senior Advisor to American International Group, Inc. (insurance) since        1976       8,580
 September 1997, and formerly Vice-Chairman, External Affairs, American International Group,
 Inc. from May 1989 to September 1997. Formerly Chairman and Chief Executive Officer of
 American International Underwriters Corporation (insurance). Previously President of American
 International Underwriters Corporation-U.S./Overseas Operations. Honorary Director of
 American International Group, Inc., and Director of Petroleum & Resources Corporation.

Susan C. Schwab, 46, Dean of the School of Public Affairs at the University of Maryland, College   2000       1,324
 Park, since 1995. Formerly, Director of Corporate Business Development at Motorola, Inc.
 Director of Calpine Corp. (energy) and Petroleum & Resources Corporation.

Robert J. M. Wilson, 81, Retired President of the Company. Director and retired President of       1975      45,814
 Petroleum & Resources Corporation.

Interested Director
-------------------
Douglas G. Ober, 55, Chairman of the Board and Chief Executive Officer of the Company since        1989     102,134(e)
 April 1, 1991. Chairman of the Board, Chief Executive Officer and Director of Petroleum &
 Resources Corporation.

Directors and executive officers of the Company as a group.                                                 764,820

   The address for each director is the Company's office.
----------
(a) To the Company's knowledge, other than shares referred to in footnote (c) below, each director and officer had sole investment and sole voting power with respect to the shares shown opposite his or her name, except Mr. Lenagh, who has only investment power.
(b) Of the amount shown as beneficially owned by the directors and executive officers as a group, 262,312 shares were held by the Trustee under the Employee Thrift Plan of the Company and the Employee Thrift Plan of Petroleum & Resources Corporation.
(c) The amounts shown include shares subject to option under the Company's Stock Option Plan (see "Stock Option Plan" below) held by Mr. Ober (61,220 shares) and directors and executive officers as a group (254,519 shares). Mr. Ober and the other officers with shares subject to option all disclaim beneficial ownership of those shares.
(d) Calculated on the basis of 85,233,262 shares outstanding on December 31, 2001, each director owned less than 1.0% of the Common Stock outstanding. The directors and executive officers as a group owned 0.9% of the Common Stock outstanding.
(e) Of the amount shown, 40,819 shares beneficially owned by Mr. Ober were held by the Trustee under the Employee Thrift Plan of the Company.


Independent Directors                               Dollar Value of Shares Owned
---------------------                               ----------------------------
Enrique R. Arzac                                           greater than $100,000
Daniel E. Emerson                                          greater than $100,000
Edward J. Kelly, III                                             $10,001-$50,000
Thomas H. Lenagh                                                 $10,001-$50,000
W. D. MacCallan                                            greater than $100,000
W. Perry Neff                                                   $50,001-$100,000
Landon Peters                                                   $50,001-$100,000
John J. Roberts                                            greater than $100,000
Susan C. Schwab                                                  $10,001-$50,000
Robert J. M. Wilson                                        greater than $100,000
Interested Director
-------------------
Douglas G. Ober                                            greater than $100,000

   The nominees for election as directors of the Company identified above are also the nominees for election to the Board of Directors of Petroleum & Resources Corporation ("Petroleum"), the Company's non-controlled affiliate, of which the Company owned 1,913,761 shares or approximately 9.0% of the outstanding Common Stock on December 31, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

   Each director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 is required to report to the Securities and Exchange Commission by a specified date his or her beneficial ownership of or transactions in the Company's securities. Based upon a review of filings with the Securities and Exchange Commission and written representation that no other reports are required, the Company has no reason to believe that any such directors and officers have not filed all requisite reports with the Securities and Exchange Commission on a timely basis during 2001, with the exception that Mr. Peters filed late a Form 4 for one transaction reporting the sale of shares of the Company.

Information as to Other Executive Officers

   Set forth below are the names, ages and positions with the Company of all executive officers of the Company other than those who also serve as directors. Executive officers serve as such until the election of their successors.

   Mr. Lawrence L. Hooper, Jr., 49, has served as Vice President since March 30, 1999, and as Secretary and General Counsel since April 1, 1997. Prior thereto, he was a partner in Tydings & Rosenberg L.L.P., a Baltimore, Maryland law firm.

   Ms. Maureen A. Jones, 54, has served as Vice President since January 1, 1998, and as Treasurer since January 1, 1993.

   Mr. Richard F. Koloski, 57, has served as Executive Vice President since January 1, 1986.

   Mr. Joseph M. Truta, 57, has served as President since April 1, 1986.

                                                            Shares of
                                                              Common
     Security Ownership of Management of the Company (a)      Stock
                                                           Beneficially
                                                              Owned
Name                                                       (b)(c)(d)(e)
----                                                       ------------
Lawrence L. Hooper, Jr..................................      14,106
Maureen A. Jones........................................      25,829
Richard F. Koloski......................................     109,761
Joseph M. Truta.........................................     267,369

----------

(a) As of December 31, 2001. Share ownership of directors and executive officers as a group is shown in the table beginning on page 3 and footnotes thereto.

(b) To the Company's knowledge, each officer had sole investment and voting power with respect to the shares shown opposite his or her name above other than shares referred to in footnote (d) below.

(c) Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Company and the Employee Thrift Plan of Petroleum: Mr. Hooper (3,680 shares), Ms. Jones (11,453 shares), Mr. Koloski (47,409 shares), and Mr. Truta (158,951 shares).

(d) The amounts shown include shares subject to option under the Company's Stock Option Plan (see "Stock Option Plan" below), held by Mr. Hooper (10,380 shares), Ms. Jones (14,376 shares), Mr. Koloski (62,352 shares), and Mr. Truta (106,191 shares). These officers disclaim beneficial ownership of those shares.

(e) Calculated on the basis of 85,233,262 shares of Common Stock outstanding on December 31, 2001, each of the officers listed above owned less than 1.0% of the Common Stock outstanding.

Board Meetings and Committees of the Board

   Overall attendance at the thirteen meetings of the Board held in 2001 was approximately 97%. Each Director attended at least 83% of the total of all (i) meetings of the Board and (ii) meetings of Committees of the Board on which he or she served in 2001.

Audit Committee

   Messrs. Arzac, Lenagh, Neff and Roberts, each of whom is an independent director, as such is defined by the Rules of the New York Stock Exchange, constitute the membership of the Board's standing Audit Committee, which met twice in 2001. The Board has adopted a written charter under which the Audit Committee operates, which was most recently amended in January 2001. Set forth below is the report of the Audit Committee:

Audit Committee Report

   The purposes of the Committee are set forth in the Committee's written charter. As provided in the charter, the role of the Committee is to assist the Board of Directors in its oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities, and other matters the Board deems appropriate. The Committee also recommends to the Board the selection of the Company's independent accountants. Management, however, is responsible for the preparation, presentation and integrity of the Company's financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper audits and reviews.

   In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report of the Company with the Company's management and the independent accountants. In addition, the Committee has discussed with the independent accountants the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as modified or supplemented. The Committee has also received from the independent accountants the written statement regarding independence as required by Independence Standards Board Standard No. 1, considered whether the provision of nonaudit services by the independent accountants is compatible with maintaining the accountants' independence, and discussed with the accountants the accountants' independence.

   The members of the Committee are not professionally engaged in the practice of auditing or accounting nor are they experts in the fields of auditing or accounting, including the issue of auditor independence. Moreover, the Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the independent accountants. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions referenced above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted accounting standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company's accountants are in fact "independent."

   In reliance on the reviews and discussions with management and the independent accountants referred to above, and subject to the limitations on the responsibilities and role of the Committee set forth in the charter and discussed above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2001 Annual Report, for filing with the Securities and Exchange Commission.

  Respectfully submitted on February 15, 2002 by the members of the Audit Committee of the Board of Directors:

                                          Enrique R. Arzac
                                          Thomas H. Lenagh
                                          W. Perry Neff, Chairman
                                          John J. Roberts

  Compensation Committee

  Messrs. Lenagh, Peters, Wilson, and Ms. Schwab constitute the membership of the Board's standing Compensation Committee, which met three times during 2001. The Compensation Committee reviews and recommends changes in the salaries of directors, executive officers, officers, and employees, and advises upon the compensation and stock option plans in which the executive officers, officers, and employees of the Company are eligible to participate.

  Executive Committee

  Messrs. Emerson, MacCallan, Neff, Ober*, Wilson, and Ms. Schwab constitute the membership of the Board's standing Executive Committee, which met three times during 2001. The Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Company's By-laws, or Board resolution. The Executive Committee, minus Mr. Ober, also performs the duties of a nominating committee. It recommends to the full Board candidates for directorship. It is the policy of the Executive Committee not to consider unsolicited nominations for director.

  Retirement Benefits Committee

  Messrs. Arzac, Emerson, MacCallan, Peters, and Roberts are the director members of the standing Retirement Benefits Committee of the Company, which administers the Employees' Retirement Plan, Supplemental Retirement Plan and the Employee Thrift Plan of the Company. This Committee met twice during 2001.

  Board of Directors Compensation

  During 2001, each director who is not an interested person received an annual retainer fee of $10,000 and a fee of $500 for each Board meeting attended. All members of each Committee, except executive officers and/or interested persons, receive an additional annual retainer fee of $1,500 for each committee membership and a fee of $500 for each meeting attended; the Chairman of each committee, except for the Executive Committee, receives an additional fee of $500 for each committee meeting attended. The total amount of fees paid to the independent directors in 2001 was $203,500.
----------
* Mr. Ober is an "interested person."

Transactions with Petroleum & Resources Corporation

   The Company shares certain expenses for research, accounting services and other office services (including proportionate salaries and other employee benefits), rent and related expenses, and miscellaneous expenses such as office supplies, postage, subscriptions and travel, with Petroleum, of which all of the above-named nominees are also directors. These expenses were paid by the Company and, on the date the payment was made, Petroleum simultaneously paid to the Company its allocated share of such expenses, based on either the proportion of the size of the investment portfolio of the two companies, or, where possible, on an actual usage basis. In 2001, Petroleum's share of such expenses was $403,312.

Audit Fees

   The aggregate fees paid and accrued by the Company for professional services rendered by its independent accountants, PricewaterhouseCoopers LLP, for the audits of the Company's annual and semi-annual financial statements for 2001 and the reviews of the financial statements contained in the First and Third Quarter reports in 2001 was $57,970.

Financial Information Systems Design and Implementation Fees

   No such fees were billed to the Company by its accountants during 2001.

All Other Fees

   The aggregate fees billed for services to the Company by PricewaterhouseCoopers LLP, other than the services referenced above, for 2001 was $2,950.

   The Board's Audit Committee has considered the provision by PricewaterhouseCoopers LLP of the services covered in this All Other Fees section and found that they are compatible with maintaining
PricewaterhouseCoopers LLP's independence.

Remuneration of Directors and Others

   The following table sets forth for each of the persons named below the aggregate current remuneration received from the Company during the fiscal year ended December 31, 2001, for services in all capacities:

                                                                       Pension or
                                                                       Retirement      Estimated
                                                                    Benefits Accrued    Annual
                                                Aggregate           During the Last  Benefits upon
Name of Person,          Position      Remuneration (1) (2) (3) (4) Fiscal Year (5)   Retirement
-------------------- ----------------  ---------------------------- ---------------- -------------
Douglas G. Ober      Chairman of the
                      Board and Chief
                      Executive
                      Officer (A)                $373,648                  --          $255,168
Joseph M. Truta      President                    242,780                  --           160,560
Richard F. Koloski   Executive Vice
                      President                   108,600                  --            74,748
Enrique R. Arzac     Director (B)(D)               22,000                 N/A               N/A
Daniel E. Emerson    Director (A)(D)               23,000                 N/A               N/A
Edward J. Kelly, III Director                       4,000                 N/A               N/A
Thomas H. Lenagh     Director (B)(C)               23,000                 N/A               N/A
W. D. MacCallan      Director (A)(D)               23,000                 N/A               N/A
W. Perry Neff        Director (A)(B)               21,000                 N/A               N/A
Landon Peters        Director (C)(D)               22,000                 N/A               N/A
John J. Roberts      Director (B)(D)               21,000                 N/A               N/A
Susan C. Schwab      Director (A)(C)               22,500                 N/A               N/A
Robert J. M. Wilson  Director (A)(C)               22,000                 N/A               N/A

----------
(A) Member of Executive Committee
(B) Member of Audit Committee
(C) Member of Compensation Committee
(D) Member of Retirement Benefits Committee
----------
(1) Of the amounts shown, direct salaries paid by the Company to Messrs. Ober, Truta and Koloski were $270,720, $180,000, and $75,000, respectively.
(2) Of the Company's direct salaries, $7,664 for Mr. Ober, $7,665 for Mr. Truta, and $3,150 for Mr. Koloski, was deferred compensation under the Company's Employee Thrift Plan. Under the Employee Thrift Plan, the Company also makes contributions to match the contributions made by eligible employees (see "Employee Thrift Plan" below). Of the amounts shown, $15,328, $15,330, and $6,300 were plan contributions for Messrs. Ober, Truta, and Koloski, respectively. The non-employee Directors do not participate in the Employee Thrift Plan.
(3) Of the amounts shown, $87,600, $47,450, and $27,300 were incentive compensation accrued for Messrs. Ober, Truta, and Koloski, respectively, in 2001 and deferred until January 2002.
(4) In addition, $93,336 for Mr. Ober, and $319,445 for Mr. Koloski was the net gain realized by them upon the exercise of stock appreciation rights during 2001 granted under the Company's Stock Option Plan (see "Stock Option Plan" below). These sums are in addition to the aggregate remuneration amounts shown in this summary table.
(5) The Company has a noncontributory Employees' Retirement Plan. No contributions were made by the Company to this plan in 2001.

    Messrs. Ober, Truta, and Koloski also received direct salaries, deferred compensation, thrift plan contributions, and incentive compensation from Petroleum, which amounts were included in this summary table in years prior to 2000.

Stock Option Plan

   On December 12, 1985, the Company's Board of Directors adopted a Stock Option Plan (the "Plan"), which was approved by the stockholders at the March 26, 1986 Annual Meeting of Stockholders and amended at the March 29, 1994 Annual Meeting of Stockholders. The Plan provides for the grant to "key employees" (as defined in the Plan) of options to purchase shares of Common Stock of the Company, together with related stock appreciation rights. As of December 31, 2001, (i) the number of shares subject to outstanding options under the Plan was 345,567 and (ii) the number of shares available for future grants under the Plan was 1,266,371. All options granted or to be granted under the Plan currently will be treated as non-qualified stock options under the Internal Revenue Code. The Plan is administered by the Compensation Committee of the Board of Directors, which consists of four members of the Board, none of whom is eligible to receive grants under the Plan. The grant of options is at the discretion of the Compensation Committee.

   The Plan provides that, among other things, (a) the option price per share shall not be less than the fair market value of the Common Stock at the date of grant, except that the option price per share will be reduced after grant of the option to reflect capital gains distributions to the Company's stockholders, provided that no such reduction shall be made which will reduce the option price below 25% of the original option price; (b) an option will not become exercisable until the optionee shall have remained in the employ of the Company for at least one year after the date of grant and may be exercised for 10 years unless an earlier expiration date is stated in the option; and (c) no option or stock appreciation right shall be granted after December 8, 2003.

   The Plan permits the grant of stock appreciation rights in conjunction with the grant of an option, either at the time of the option grant or thereafter during its term and in respect of all or part of such option. Stock appreciation rights permit an optionee to request to receive (a) shares of Common Stock of the Company with a fair market value, at the time of exercise, equal to the amount by which the fair market value of all shares subject to the option in respect of which such stock appreciation right was granted exceeds the exercise price of such option, (b) in lieu of such shares, the fair market value thereof in cash, or (c) a combination of shares and cash. Stock appreciation rights are exercisable beginning no earlier than two years after the date of grant and extend over the period during which the related option is exercisable. To the extent a stock appreciation right is exercised in whole or in part, the option in respect of which such stock appreciation right was granted shall terminate and cease to be exercisable.

   Shares of Common Stock acquired as the result of the exercise of an option or stock appreciation right may not be sold until the later of two years after the date of grant of the option or one year after the acquisition of such shares.

Employee Thrift Plan

   Employees of the Company who have completed six months of service may elect to have 2% to 6% of their base salary deferred as a contribution to a thrift plan instead of being paid to them currently (see table set forth on page 9 regarding 2001 contributions for the officers and directors identified therein). The Company (subject to certain limitations) contributes for each employee out of net investment income an amount equal to 200% of each employee's contribution or to the maximum permitted by law. Employees may also contribute an additional 10% of base salary to the thrift plan, but these post-tax contributions are not matched by the Company. All employee contributions are credited to the employee's individual account. Employees may elect that their salary deferral and other contributions be invested in Common Stock of the Company, or of Petroleum, or several mutual funds, or a combination thereof. Fifty percent of the Company's matching contributions is invested in

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

the Company's Common Stock, and the remaining fifty percent is invested in the same manner that the employee has elected for his or her contributions. An employee's interest in amounts derived from the Company's contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payments of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in ten equal installments, or in an annuity.

Employees' Retirement Plan

   The employees of the Company with one or more years of service participate in a retirement plan pursuant to which contributions are made solely by the Company on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The plan provides for the payment of benefits in the event of an employee's retirement at age 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of an employee's highest thirty-six months average out of the employee's final sixty months annual salary, including incentive compensation, multiplied by years of service. Retirement benefits cannot exceed 60% of the highest thirty-six months' average out of the employee's final sixty months annual salary including incentive compensation. Benefits are payable in several alternative methods, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee's early or deferred retirement, disability or death. Contributions are made to a trust to fund these benefits.

   On March 10, 1988, the Board of Directors of the Company unanimously approved a supplemental retirement benefits plan (the "Supplemental Plan") for employees of the Company. On June 11, 1998, the Supplemental Plan was amended and restated as of January 1, 1998. The purpose of the Supplemental Plan is to provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plan of the Company described above. In accordance with such limitations, the annual benefit payable under the Company's retirement plan may not exceed the lesser of $160,000 for 2002 and the employee's average total compensation paid during the three highest-paid consecutive calendar years of employment. The $160,000 limit will be adjusted by the Secretary of the Treasury to reflect cost-of-living increases.

   The Supplemental Plan authorizes the Company to pay annual retirement benefits in an amount equal to the difference between the maximum benefits payable under such retirement plan and the benefits that would otherwise be payable but for the Internal Revenue Code's limitations on annual retirement benefits. All amounts payable under the Supplemental Plan will be paid from the general funds of the Company as benefits become due. The Company has established a funding vehicle using life insurance policies owned by the Company for the Supplemental Plan. Payment of benefits under the Supplemental Plan will be made concurrently with and in the same form as payment of benefits under the Company's retirement plan. During 2001, the Company made payments of $18,844 under the Supplemental Plan.

Brokerage Commissions

   During the past fiscal year, the Company paid brokerage commissions in the amount of $1,039,816 on the purchase and sale of portfolio securities traded on the New York Stock Exchange and the American Stock Exchange, substantially all of which were paid to brokers providing research and other investment services to the Company. The average per share commission rate paid by the Company was $0.06. No commissions were paid to an affiliated broker.

Portfolio Turnover

   The portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:

           2001                      2000                      1999
           ----                      ----                      ----
          19.15%                    12.74%                    15.94%

Expense Ratio

   The ratio of expenses to the average net assets of the Company for the past three years has been as follows:

           2001                      2000                      1999
           ----                      ----                      ----
           0.19%                     0.24%                     0.32%

(2) RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   The Investment Company Act of 1940 (the "Act") requires, in effect, that the Company's independent accountants be selected by a majority of the members of the Board of Directors who are not "interested persons" (as defined by the Act) of the Company; that such selection may be submitted for ratification or rejection at the annual meeting of stockholders; and that the employment of such independent accountants be conditioned on the right of the Company, by vote of the holders of a majority of its outstanding voting securities, to terminate such employment at any time without penalty. In accordance with such provisions, PricewaterhouseCoopers LLP, 250 W. Pratt Street, Baltimore, Maryland, independent accountants, which firm was the Company's principal auditor during the year 2001, has been selected as independent accountants of the Company to audit the books and accounts of the Company for or during the year ending December 31, 2002, by a majority of those members of the Board of Directors who were not "interested persons" of the Company, voting in person, and their selection is submitted to the stockholders for ratification by the affirmative vote of a majority of all the votes cast at the meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to make a statement if they so desire and to respond to appropriate questions. The Company has been informed that PricewaterhouseCoopers LLP does not have any direct financial or any material indirect financial interest in the Company.

   The Board of Directors unanimously recommends ratification of the selection of PricewaterhouseCoopers LLP.

                  -------------------------------------------

(3) OTHER MATTERS AND ANNUAL REPORT

   As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

   The Annual Report of the Company for the year ended December 31, 2001, including financial statements, has been mailed to all stockholders entitled to notice of and to vote at the annual meeting to be held on March 26, 2002. A copy of the Company's Annual Report will be furnished to stockholders, without charge, upon request. You may request a copy by telephoning Lawrence L. Hooper, Jr., Vice President, Secretary and General Counsel, at (800) 638-2479 or by sending Mr. Hooper an e-mail message at contact@adamsexpress.com.

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

   The Company has retained Georgeson Shareholder Communications Inc. ("GS") to assist in the solicitation of proxies. The Company will pay GS a fee for its services not to exceed $5,000 and will reimburse GS for its expenses, which the Company estimates will not exceed $2,500.

Stockholder Proposals for 2003 Annual Meeting

   Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 2003 Annual Meeting must be received at the office of the Company, Seven St. Paul Street, Baltimore, MD 21202, no later than October 25, 2002.

   In addition, pursuant to the Company's By-laws, stockholder proposals for consideration at the 2003 Annual Meeting which are not to be included in the Company's proxy statement and form of proxy must be received at the office of the Company at the address listed in the preceding paragraph no later than January 24, 2003, in order to be eligible for presentation at the 2003 Annual Meeting. Should the Company determine to allow a stockholder proposal that is received by the Company after January 24, 2003 to be presented at the 2003 Annual Meeting nevertheless, the persons named as proxies in the accompanying form will have discretionary voting authority with respect to such stockholder proposal.

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